EXHIBIT 3.2

BY-LAWS

of

ANALOGIC CORPORATION

A Massachusetts Corporation

As amended through January 26, 2009

BY-LAWS

of

ANALOGIC CORPORATION

ARTICLE I

Stockholders

Section 1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on the date and at the time fixed, from time to time, by the Directors, provided that the date so fixed is within six months of the end of the fiscal year of the Corporation. The annual meeting shall be held at such place within the United States as may be designated in the notice of meeting. If the day fixed for the annual meeting shall fall on a legal holiday, the meeting shall be held on the next succeeding day not a legal holiday. In the event that no date for the annual meeting is established, a special meeting may be held in place thereof, and any business transacted at such special meeting in lieu of annual meeting shall have the same effect as if transacted or held at the annual meeting.

Section 2. Special Meetings. Special meetings of the stockholders may be called by the President or by the Directors, and shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who are entitled to vote at the meeting and who hold at least one-tenth part in interest of the capital stock entitled to vote at the meeting, stating the time, place and purposes of the meeting.

Section 3. Place of Meetings. All meetings of stockholders shall be held at the principal office of the Corporation unless a different place (within the United States) is fixed by the Directors or the President and stated in the notice of the meeting.

Section 4. Notices. Notice of all meetings of stockholders shall be given as follows, to wit: a written notice, stating the place, day and hour thereof, and the purposes for which the meeting is to be held shall be given by the Clerk or by the person calling the meeting at least ten (10) days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, by law, the Articles of Organization, or these By-Laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it postage prepaid and addressed to such stockholder at his address as it appears upon the books of the Corporation. No notice need be given to any stockholder if a written waiver of notice, executed before or after the meeting by the stockholder or his attorney thereunto authorized is filed with the records of the meeting.

Section 5. Quorum. The holders of record of a majority in interest of the stock of the Corporation then issued and outstanding and entitled to vote, appearing in person or by proxy shall constitute a quorum, but a lesser number may adjourn the meeting from time to time without further notice.

Section 6. Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote, and a proportionate vote for any fractional share entitled to vote, held by him of record according to the records of the Corporation, unless otherwise provided by the Articles of Organization. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the Clerk or other person responsible for recording the proceedings of the meeting before being voted. Except as otherwise limited therein, proxies shall entitle the persons named therein to vote at the meeting specified therein and at any adjourned session of such meeting but shall not be valid after final adjournment of the meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

Section 7. Action at Meeting. When a quorum is present, action of the stockholders on any matter properly brought before such meeting shall require the affirmative vote of the holders of a majority of the stock present or represented and entitled to vote and voting on such matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and entitled to vote and voting on a matter), provided that such majority shall be at least a majority of the number of shares required to constitute a quorum for action on such matter, except where a greater vote is required by law, the Articles of Organization or these By-Laws. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

Section 8. Special Action. Any action to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action by a writing filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at the meeting.

Section 9. Record Date. The Directors may fix in advance a time which shall be not more than sixty (60) days prior to (a) the date of any meeting of stockholders, (b) the date for the payment of any dividend or the making of any distribution to stockholders, or (c) the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof, the right to receive such dividend or distribution, or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date. Without fixing such record date the Directors may for any of such purposes close the transfer books for all or any part of such period.

ARTICLE II

Directors

Section 1. Powers. The business of the Corporation shall be managed by a Board of Directors which may exercise all the powers of the Corporation except as otherwise provided by law, by the Articles of Organization or by these By-Laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

Section 2. Number and Election. A board of directors of such number, not less than five, nor more than ten, as shall be fixed by the board before each annual meeting of the stockholders, shall be elected by the stockholders at the annual meeting. Notwithstanding anything to the contrary in Section 7 of Article I, and except as provided in Section 3 of this Article II, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present; provided that if, as of a date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement with respect to such meeting (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, the number of nominees is greater than the number of directors to be elected, the directors shall be elected by a plurality of the votes cast by the stockholders entitled to vote on the election of directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must be greater than the number of votes cast “against” that director.

Section 3. Vacancies. In the case of any vacancy in the Board of Directors from death, resignation, disqualification or other cause, including a vacancy resulting from enlargement of the Board, the election of a Director to fill such vacancy shall be by vote of a majority of the Directors then in office, whether or not constituting a quorum. The Director thus elected shall hold office for (1) the unexpired portion of the term of the Director whose place shall be vacant or (2) the unexpired portion of the term of the class of Director added to the Board, as the case may be, and, in either case, until the election of his successor.

Section 4. Change in Size of Board. Subject to the rights of holders of any class or series of Preferred Stock, the number of Directors may be changed from time to time either by the shareholders or the Board of Directors.

Section 5. Election, and Tenure. Until the division of Directors into classes is terminated as provided below, the Directors of the Corporation shall be divided into three classes: Class I, Class II, and Class III. Each class shall consist as nearly as may be possible, of one-third of the whole number of the Board of Directors. At the 2008 Annual Meeting of Stockholders, the Class I Directors shall be elected by the shareholders for terms expiring at the 2011 Annual Meeting of Stockholders; at the 2009 Annual Meeting of Stockholders, the Class II Directors shall be elected by the shareholders for terms expiring at the 2010 Annual Meeting of Stockholders; at the 2010 Annual Meeting of Stockholders, both the Class II and Class III Directors shall be elected by the shareholders for terms expiring at the 2011 Annual Meeting of Stockholders; and at the 2011 Annual Meeting of Stockholders and at each Annual Meeting of Stockholders thereafter, all Directors shall be elected by the shareholders for terms expiring at the next Annual Meeting of Stockholders (or, in each case above, until their successors shall be elected and qualified or their earlier death, resignation or removal). From and after the 2011 Annual Meeting of Stockholders, the Directors shall no longer be divided into classes. For so long as the Directors are divided into classes, (a) if the number of Directors changes, any increase or decrease in Directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible, and any additional Director elected to any class shall hold office for a term which shall coincide with the terms of the other Directors in such class and until his successor is duly elected and qualified, (b) no decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director and (c) any Director elected to fill a vacancy shall hold office for the remainder of the full term of the class of Directors in which the vacancy occurred or the new directorship was created and until such Director’s successor shall have been elected and qualified. Any Director may resign by delivering his written resignation to the Corporation at its principal office, or to the Chairman of the Board or Secretary.

Section 6. Removal. Subject to the rights of holders of any class or series of Preferred Stock, the removal of any Director or Directors or the entire Board of Directors may be effected only by the affirmative vote of a majority of (a) the Directors then in office, for cause, or (b) the shares outstanding and entitled to vote in the election of the Directors, with or without cause. “Cause” for purposes of this Section 6 shall mean only (1) conviction of a felony, (2) declaration of unsound mind by order of court, (3) gross dereliction of duty, (4) commission of an action involving moral turpitude or (5) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation. A Director may be removed by the shareholders or the Directors only at a meeting called for the purpose of removing him or her, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the Director.

Section 7. Annual Meeting. Immediately after each annual meeting of stockholders, or the special meeting held in lieu thereof, and at the place thereof, if a quorum of the Directors elected at such meeting was present thereat, there shall be a meeting of the Directors without notice; but if such a quorum of the Directors elected thereat was not present at such meeting, or if present, do not proceed immediately thereafter to hold a meeting of the Directors, the annual meeting of the Directors shall be called in the manner hereinafter provided with respect to the call of special meetings of Directors.

Section 8. Regular Meetings. Regular meetings of the Directors may be held at such times and places as shall from time to time be fixed by resolution of the Board, and no notice need be given of regular meetings held at times and places so fixed; provided, however, that any resolution relating to the holding of regular meetings shall remain in force only until the next annual meeting of stockholders, or the special meeting held in lieu thereof, and that if at any meeting of Directors at which a resolution is adopted fixing the times or place or places for any regular meetings any Director is absent no meeting shall be held pursuant to such resolution until either each such absent Director has in writing or by telegram approved the resolution or seven (7) days have elapsed after copy of the resolution certified by the Clerk has been mailed, postage prepaid, addressed to each such absent Director at his last known home or business address.

Section 9. Special Meetings. Special meetings of the Directors may be called by the Chairman of the Board of Directors, the President, the Treasurer, or by any two Directors, and shall be held at the time and place designated in the call thereof.

Section 10. Notice of Meetings. Notice of all special meetings of the Directors shall be given to each Director by the Secretary, or if there be no Secretary, by the Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone or by telegram sent to his business or home address at least twenty-four hours in advance of the meeting, or by written notice mailed to his business or home address at least four (4) days in advance of the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a Directors’ meeting need not specify the purposes of the meeting.

Section 11. Quorum. At any meeting of the Directors a majority of the Directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time without further notice.

Section 12. Action at Meeting. At any meeting of the Directors at which a quorum is present, the action of the Directors on any matter brought before the meeting shall be decided by a vote of a majority of those present and voting, unless a different vote is required by law, the Articles of Organization, or these By-Laws.

Section 13. Action by Consent. Any action by the Directors may be taken without a meeting if a written consent thereto is signed by all the Directors and filed with the records of the Directors’ meetings. Such consent shall be treated as a vote of the Directors for all purposes.

Section 14. Committees. The Directors may, by vote of a majority of the Directors then in office, elect from their number an executive or other committees and may by like vote delegate thereto some or all of their powers, except those which by law, the Articles of Organization, or these By-Laws they are prohibited from delegating. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but, unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-Laws for the Directors.

Section 15. Nominations. Nominations for the election of Directors at an annual meeting of the stockholders may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors at the meeting. Stockholders entitled to vote in such election may nominate one or more persons for election as Directors only if written notice of such stockholder’s intent to make such nomination or nominations has been given either by personal delivery or by United States mail, postage prepaid, to the Clerk of the Corporation not later than ninety

(90) days prior to the anniversary date of the immediately preceding annual meeting. Such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the persons or person to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

ARTICLE III

Officers

Section 1. Enumeration. The officers of the Corporation shall consist of a President, a Treasurer, a Clerk, and such other officers, including without limitation a Chairman of the Board, one or more Vice Presidents, Assistant Treasurers, Assistant Clerks, and Secretary as the Directors may determine. The Chairman of the Board may from time to time appoint a president, one or more vice presidents, a treasurer, and other officers, so-called, for any division of the Corporation and define their respective powers and duties, and he may remove any such officer at any time. Such divisional officers shall be subject at all times to the control of the Chairman of the Board, the President, the Board of Directors and of any other officer of the Corporation whom the Chairman of the Board, the President, or the Board may designate from time to time. Such divisional officers shall not be deemed to be officers of the Corporation for any purpose whatsoever, except to the extent required by federal securities laws.

Section 2. Election. The President, the Treasurer and the Clerk shall be elected annually by the Directors at their first meeting following the annual meeting of stockholders, or the special meeting held in lieu thereof. Other officers may be chosen by the Directors at such meeting or at any other meeting.

Section 3. Qualification. The Chairman of the Board of Directors must be, and the President may but need not be, a Director. No officer need be a stockholder. Any two or more offices may be held by the same person, provided that the President and Clerk shall not be the same person. The Clerk shall be a resident of Massachusetts unless the Corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the Corporation in such amount and with such sureties as the Directors may determine.

Section 4. Tenure. Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, each of the President, the Treasurer and the Clerk shall hold office until the first meeting of the Directors following the annual meeting of stockholders, or the special meeting held in lieu thereof, and thereafter until his successor is chosen and qualified. Other officers shall hold office until the first meeting of the Directors following the annual meeting of stockholders, or the special meeting held in lieu thereof, unless a shorter term is specified in the vote choosing or appointing them. Any officer may resign by delivering his written resignation to the Corporation at its principal office, or to the President, Clerk or Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 5. Removal. The Directors may remove any officer with or without cause by a vote of a majority of the entire number of Directors then in office; provided that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors prior to action thereon.

Section 6. Chief Executive Officer. The Chief Executive Officer shall be President except if and while the Board of Directors shall designate the Chairman of the Board to be the Chief Executive Officer. It shall be the duty of the Chief Executive Officer and he shall have the power to see that all orders and resolutions of the Board of Directors are carried into effect. As soon as reasonably possible after the close of each fiscal year, he shall submit to the Board of Directors a report of the operations of the Corporation for such year and a statement of its affairs and shall from time to time report to the Board of Directors all matters within his knowledge which the interests of the Corporation may require to be brought to its notice. The Chief Executive Officer shall perform such duties and have such powers additional to the foregoing as the Board of Directors shall from time to time designate.

Section 7. Chairman of the Board. The Chairman of the Board (if any) shall when present preside at all meetings of the stockholders and of the Board of Directors. He shall perform such duties and have such powers additional to the foregoing as the Board of Directors shall from time to time designate, or as elsewhere provided in these By-Laws or by law. In the absence from any such meeting of the Chairman of the Board, the President shall preside at the meeting.

Section 8. President. If there is no Chairman of the Board (or in the absence or disability of any such Chairman) his powers and duties shall be performed by the President. The President shall perform such duties and have such powers additional to the foregoing as the Board of Directors shall from time to time designate, or as elsewhere provided in these By-Laws or by law.

Section 9. Vice Presidents. In the absence or disability of the President, his powers and duties shall be performed by the Vice President, if only one, or, if more than one, by the one designated for the purpose by the Directors. Each Vice President shall have such other powers and perform such other duties as the Board of Directors shall from time to time designate.

Section 10. Treasurer. The Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. He shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositaries as shall be designated by the Directors, or in the absence of such designation, in such depositories as he shall from time to time deem proper. He shall cause the funds of the Corporation to be disbursed as shall be ordered by the Directors, taking proper vouchers for such disbursements. He shall promptly render to the President and to the Directors such statements of his transactions and accounts as the President and Directors, respectively, may from time to time require. The Treasurer shall perform such duties and have such powers additional to the foregoing as the Directors may designate.

Section 11. Assistant Treasurers. In the absence or disability of the Treasurer, his powers and duties shall be performed by the Assistant Treasurer, if only one, or, if more than one, by the one designated for the purpose by the Directors. Each Assistant Treasurer shall have such other powers and perform such other duties as the Directors shall from time to time designate.

Section 12. Clerk. The Clerk shall record in books kept for the purpose all votes and proceedings of the stockholders and, if there be no Secretary or Assistant Secretary, of the Directors at their meetings. Unless the Directors shall appoint a transfer agent and/or registrar or other officer or officers for the purpose, the Clerk shall be charged with the duty of keeping, or causing to be kept, accurate records of all stock outstanding, stock certificates issued and stock transfers. Each Clerk shall have such other powers and perform such other duties as the Directors may from time to time designate.

Section 13. Assistant Clerks. In the absence of the Clerk from any meeting of the stockholders, or, if there be no Secretary or Assistant Secretary, from any meeting of the Directors, the Assistant Clerk, if one be elected, or, if there be more than one, the one designated for the purpose by the Directors, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk. Each Assistant Clerk shall have such other powers and perform such other duties as the Directors may from time to time designate.

Section 14. Secretary and Assistant Secretaries. If a Secretary is elected, he shall keep a record of the meetings of the Directors, and in his absence, an Assistant Secretary, if one be elected, or, if there be more than one, the one designated for the purpose by the Directors, otherwise a Temporary Secretary designated by the person presiding at the meeting, shall perform the duties of the Secretary. Each Assistant Secretary shall have such other powers and perform such other duties as the Directors may from time to time designate.

ARTICLE IV

Provisions Relating to Capital Stock

Section 1. Certificates of Shares of Stock. If shares are represented by certificates, such certificates shall be in such form as the Board of Directors may adopt, and at a minimum each certificate shall state on its face (a) the name of the Corporation and that it is organized under the laws of the Commonwealth of Massachusetts, (b) the name of the person to whom issued, and (c) the number and class of shares and the designation of the series, if any, that the certificate represents. If different classes of shares or different series within a class are authorized, then the variations in rights, preferences, and limitations applicable to each class and series, and the authority of the Board of Directors to determine variations for any future class or series, must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder this information on request in writing and without charge. Each certificate shall be signed, either manually or in facsimile, by the President or a Vice President and by the Treasurer or an Assistant Treasurer, or any two officers designated by the Board of Directors, and may bear the corporate seal or its facsimile. If a person who signed, either manually or in facsimile, a certificate no longer holds office when such certificate is issued, the certificate shall nevertheless be valid. Each certificate that is subject to a restriction on transfer or registration of transfer of shares pursuant to the Articles of Organization, the By-Laws, or an agreement to which the Corporation is a party, shall have the existence of the restriction noted conspicuously on the front or back of the certificate. Subject to the restrictions, if any, noted on a certificate, and except with respect to uncertificated shares issued pursuant to Section 2 of this Article IV, the shares represented thereby shall be transferred on the books of the Corporation only by surrender to the Corporation or its transfer agent of the certificate therefor, properly endorsed or accompanied by a written assignment and power of attorney properly executed, with any necessary transfer stamps affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

Section 2. Uncertificated Shares of Stock. The Board of Directors may authorize the issue of some or all of the shares of any or all of the Corporation’s classes or series without certificates. The authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required by the Massachusetts Business Corporation Act, as in effect from time to time, to be on certificates.

Section 3. Record and Beneficial Owners. The Corporation shall be entitled to treat the person in whose name shares are registered in the records of the Corporation as the holder of the shares for all purposes, including the payment of dividends and the right to vote with respect thereto, or, if the Board of Directors has established a procedure by which the beneficial owner of shares that are registered in the name of a nominee will be recognized by the Corporation as the holder of such shares, the Corporation shall be entitled to treat the beneficial owner of shares as the holder of the shares to the extent of the rights granted by a nominee certificate on file with the Corporation. It shall be the duty of each stockholder to notify the Corporation of his or her address.

Section 4. Lost or Destroyed Certificates. The Board of Directors may, subject to Massachusetts General Laws, Chapter 106, Section 8-405, determine the conditions upon which a new certificate may be issued in place of any certificate alleged to have been lost, destroyed, or wrongfully taken. The Board of Directors may, in its discretion, require the owner of such certificate, or his or her legal representative, to give a bond, sufficient in its opinion, with or without surety, to indemnify the Corporation against any loss or claim which may arise by reason of the issue of the new certificate.

ARTICLE V

Stock in Other Corporations

Except as the Directors may otherwise designate, the Chairman of the Board, President, or Treasurer may on behalf of this Corporation waive notice of, vote, and appoint any person or persons to act as proxy or attorney in fact for this Corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this Corporation.

ARTICLE VI

Inspection of Records

Books, accounts, documents, and records of the Corporation shall be open to inspection by any Director at all times during the usual hours of business. The original, or attested copies, of the Articles of Organization, By-Laws, and records of all meetings of the incorporators and stockholders and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the Corporation, or at any office of its transfer agent or of the Clerk. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose, but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the Corporation.

ARTICLE VII

Checks, Notes, Drafts and Other Instruments

Checks, notes, drafts, and other instruments for the payment of money drawn or endorsed in the name of the Corporation may be signed by any officer or officers or person or persons authorized by the Board of Directors to sign the same. No officer or person shall sign any such instruments as aforesaid unless authorized by the Board of Directors to do so.

ARTICLE VIII

Seal

The seal of the Corporation shall, subject to alteration by the Directors, bear its name, the word “Massachusetts”, and the year of its incorporation.

ARTICLE IX

Fiscal Year

Except as from time to time otherwise determined by the Directors, the fiscal year of the Corporation shall be the twelve months ending on the 31st day of July of each year.

ARTICLE X

Powers of Officers to Contract with the Corporation

Any and all of the Directors and officers of the Corporation, notwithstanding their official relations to it, may enter into and perform any contract or agreement of any nature between the Corporation and themselves, or any and all of the individuals from time to time constituting the Board of Directors of the Corporation, or any firm or corporation in which any such Director may be interested, directly or indirectly, whether such individual, firm, or corporation thus contracting with the Corporation shall thereby derive personal or corporate profits or benefits or otherwise; provided, that (i) the material facts of such interest are disclosed or are known to the Board of Directors or committee thereof which authorizes such contract or agreement; (ii) if the material facts as to such person’s relationship or interest are disclosed or are known to the stockholders entitled to vote thereon, and the contract is specifically approved in good faith by a vote of the stockholders; or (iii) the contract or agreement is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders. Any Director of the Corporation who is interested in any transaction as aforesaid may nevertheless be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize or ratify any such transaction. This Article shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common or statutory law applicable thereto.

ARTICLE XI

Indemnification

Section 1. Definitions. For purposes of this Article XI the following terms shall have the meanings indicated:

“Corporate status” describes the status of a person who is or was a Director, Officer, employee, agent, trustee, or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise which such person is or was serving at the express written request of the Corporation.

“Court” means the court in which the Proceeding in respect of which indemnification is sought by a Covered Person shall have been brought or is pending, or another court having subject matter jurisdiction and personal jurisdiction over the parties.

“Covered Person” means a person who is a present or former Director or Officer of the Corporation and shall include such person’s legal representatives, heirs, executors and administrators.

“Disinterested” describes any individual, whether or not that individual is a Director, Officer, employee, or agent of the Corporation, who is not, and was not, and is not threatened to be, made a party to the Proceeding in respect of which indemnification, advancement of Expenses, or other action is sought by a Covered Person.

“Expenses” shall include, without limitation, all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

“Good Faith” shall mean a Covered Person having acted in good faith and in a manner such Covered Person reasonably believed to be in the best interests of the Corporation or, in the case of an employee benefit plan, the best interests of the participants or beneficiaries of said plan, as the case may be, and, with respect to any Proceeding which is criminal in nature, having had no reasonable cause to believe such Covered Person’s conduct was unlawful.

“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and may include law firms or members thereof that are regularly retained by the Corporation but not by any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the standards of professional conduct then prevailing and applicable to such counsel, would have a conflict of interest in representing either the Corporation or Covered Person in an action to determine the Covered Person’s rights under this Article.

“Officer” means the President, Vice Presidents, Treasurer, Assistant Treasurer(s), Secretary, Assistant Secretary, and such other executive officers as are appointed by the Board of Directors of the Corporation and explicitly entitled to indemnification hereunder.

“Proceeding” includes any actual, threatened, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation (including any internal corporate investigation), administrative hearing, or any other proceeding, whether civil, criminal, administrative, or investigative, other than one initiated by the Covered Person, but including one initiated by a Covered Person for the purpose of enforcing such Covered Person’s rights under this Article to the extent provided in Section 14 of this Article. “Proceeding” shall not include any counterclaim brought by any Covered Person other than one arising out of the same transaction or occurrence that is the subject matter of the underlying claim.

Section 2. Right to Indemnification in General

(a) Covered Persons. The Corporation shall indemnify, and may advance Expenses, to each Covered Person who is, was, or is threatened to be made a party or otherwise involved in any Proceeding, as provided in this Article and to the fullest extent permitted by applicable law in effect on the date hereof, and to such greater extent as applicable law may hereafter from time to time permit.

The indemnification provisions in this Article shall be deemed to be a contract between the Corporation and each Covered Person who serves in any Corporate Status at any time while these provisions as well as the relevant provisions of the Massachusetts Business Corporation Act are in effect, and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any Proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such Covered Person.

(b) Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant indemnification and the advancement of Expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of Expenses of Covered Persons.

(c) Adverse Adjudication. Notwithstanding any provision of this Article to the contrary, no indemnification shall be provided for any Covered Person with respect to any matter as to which he shall have been adjudicated in any Proceeding not to have acted in Good Faith.

Section 3. Proceedings other than Proceedings by or in the Right of the Corporation. Each Covered Person shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of such Covered Person’s Corporate Status, such Covered Person is, was, or is threatened to be made, a party to or is otherwise involved in any Proceeding, other than a Proceeding by or in the right of the Corporation. Each Covered Person shall be indemnified against Expenses, judgments, penalties, fines, and amounts paid in settlements, actually and reasonably incurred by such Covered Person or on such Covered Person’s behalf in connection with such Proceeding or any claim, issue or matter therein, if such Covered Person acted in Good Faith.

Section 4. Proceedings by or in the Right of the Corporation. Each Covered Person shall be entitled to the rights of Indemnification provided in this Section 4 if, by reason of such Covered Person’s Corporate Status, such Covered Person is, or is threatened to be made, a party to, or is otherwise involved in, any proceeding brought by or in the right of the Corporation to procure a judgment in its favor. Such Covered Person shall be indemnified against Expenses, judgments, penalties, and amounts paid in settlement, actually and reasonably incurred by such Covered Person or on such Covered Person’s behalf in connection with such Proceeding if such Covered Person acted in Good Faith. Notwithstanding the foregoing, no such indemnification shall be made in respect of any claim, issue or matter in such Proceeding as to which such Covered Person shall have been adjudged to be liable to the Corporation if applicable law prohibits such indemnification; provided, however, that, if applicable law so permits, indemnification shall nevertheless be made by the Corporation in such event if and only to the extent that the Court which is considering the matter shall so determine.

Section 5. Indemnification of a Party Who is Wholly or Partly Successful. Notwithstanding any provision of this Article to the contrary, to the extent that a Covered Person is, by reason of such Covered Person’s Corporate Status, a party to or is otherwise involved in and is successful, on the merits or otherwise, in any Proceeding, such Covered Person shall be indemnified to the maximum extent permitted by law, against all Expenses, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by such Covered Person or on such Covered Person’s behalf in connection therewith. If such Covered Person is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify such Covered Person to the maximum extent permitted by law, against all Expenses, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by such Covered Person or on such Covered Person’s behalf in connection with each successfully resolved claim, issue, or matter. For purposes of this Section 5 and without limitation, the termination of any claim, issue, or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue, or matter.

Section 6. Indemnification for Expenses of a Witness. Notwithstanding any provision of this Article to the contrary, to the extent that a Covered Person is, by reason of such Covered Person’s

Corporate Status, a witness in any Proceeding, such Covered Person shall be indemnified against all Expenses actually and reasonably incurred by such Covered Person or on such Covered Person’s behalf in connection therewith.

Section 7. Advancement of Expenses. Notwithstanding any provision of this Article to the contrary, the Corporation shall advance all reasonable Expenses which, by reason of a Covered Person’s Corporate Status, were incurred by or on behalf of such Covered Person in connection with any Proceeding, within thirty (30) days after the receipt by the Corporation of a statement or statements from such Covered Person requesting such advance or advances, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by the Covered Person and shall include or be preceded or accompanied by an undertaking by or on behalf of the Covered Person to repay any Expenses if it shall ultimately be determined that such Covered Person is not entitled to be indemnified against such Expenses. Any advance and undertaking to repay pursuant to this Section 7 may be interest free and made without reference to the financial ability of the Covered Person to make such repayment. Advancement of Expenses pursuant to this Section 7 shall not require approval of the Board of Directors or the stockholders of the Corporation, or of any other person or body. The Secretary of the Corporation shall promptly advise the Board in writing of the request for advancement of Expenses, of the amount and other details of the request and of the undertaking to make repayment provided pursuant to this Section 7.

Section 8. Notification and Defense of Claim. Promptly after receipt by a Covered Person of notice of the commencement of any Proceeding, such Covered Person shall, if a claim is to be made against the Corporation under this Article, notify the Corporation of the commencement of the Proceeding. The failure to notify the Corporation will not relieve the Corporation from any liability which it may have to such Covered Person otherwise than under this Article. With respect to any such Proceedings to which such Covered Person notifies the Corporation:

(a) The Corporation will be entitled to participate in the defense at its own expense.

(b) Except as otherwise provided below in this subparagraph (b), the Corporation (jointly with any other indemnifying party similarly notified) will be entitled to assume the defense with counsel reasonably satisfactory to the Covered Person. After notice from the Corporation to the Covered Person of its election to assume the defense of a suit, the Corporation will not be liable to the Covered Person under this Article for any legal or other expenses subsequently incurred by the Covered Person in connection with the defense of the Proceeding other than reasonable costs of investigation or as otherwise provided below in this subparagraph (b). The Covered Person shall have the right to employ his own counsel in such Proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense shall be at the expense of the Covered Person except as provided in this paragraph. The fees and expenses of counsel shall be at the expense of the Corporation if (i) the employment of counsel by the Covered Person has been authorized by the Corporation, (ii) the Covered Person shall have concluded reasonably that there may be a conflict of interest between the Corporation and the Covered Person in the conduct of the defense of such action and such conclusion is confirmed in writing by the Corporation’s outside counsel regularly employed by it in connection with corporate matters, or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such proceeding. The Corporation shall be entitled to participate in, but shall not be entitled to assume the defense of any proceeding brought by or in the right of the Corporation or as to which the Covered Person shall have made the conclusion provided for in (ii) above and such conclusion shall have been so confirmed by the Corporation’s said outside counsel.

(c) Notwithstanding any provision of this Article to the contrary, the Corporation shall not be obligated to indemnify the Covered Person under this Article for any amounts paid in settlement of any

Proceeding effected without its written consent. The Corporation shall not settle any Proceeding or claim in any manner which would impose any penalty, limitation, or disqualification of the Covered Person for any purpose without such Covered Person’s written consent. Neither the Corporation nor the Covered Person will unreasonably withhold their consent to any proposed settlement.

(d) If it is determined that the Covered Person is entitled to indemnification other than as afforded under subparagraph (b) above, payment to the Covered Person of the additional amounts for which he is to be indemnified shall be made within ten (10) days after such determination.

Section 9. Procedures.

(a) Method of Determination. A determination (as provided for by this Article or if required by applicable law in the specific case) with respect to a Covered Person’s entitlement to indemnification shall be made either (a) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors, or (b) in the event that a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written determination to the Board of Directors, a copy of which shall be delivered to the

Covered Person seeking indemnification, or (c) by the vote of the holders of a majority of the Corporation’s capital stock outstanding at the time entitled to vote thereon.

(b) Initiating Request. A Covered Person who seeks indemnification under this Article shall submit a request for indemnification, including such documentation and information as is reasonably available to such Covered Person and is reasonably necessary to determine whether and to what extent such Covered Person is entitled to indemnification.

(c) Presumptions. In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that the Covered Person is entitled to indemnification under this Article.

(d) Burden of Proof. The Corporation shall have the burden of proof to overcome the presumption described by Section 9(c) above in connection with the making by any person, persons, or entity of any determination contrary to that presumption.

(e) Effect of Other Proceedings. The termination of any Proceeding or of any claim, issue, or matter therein, by judgment, order, settlement, or conviction, or upon a plea of guilty or of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article) of itself adversely affect the right of a Covered Person to indemnification or create a presumption that a Covered Person did not act in Good Faith.

Section 10. Action by the Corporation. Any action, payment, advance determination other than a determination made pursuant to Section 9(a) above, authorization, requirement, grant of indemnification, or other action taken by the Corporation pursuant to this Article shall be effective exclusively through any Disinterested person so authorized by the Board of Directors of the Corporation, including the President or any Vice President of the Corporation.

Section 11. Non-Exclusivity. The rights of indemnification and to receive advancement of Expenses as provided by this Article shall not be deemed exclusive of any other rights to which a Covered Person may at any time be entitled under applicable law, the Articles of Organization, these By-Laws, any agreement, a vote of stockholders, or a resolution of the Board of Directors, or otherwise. No amendment, alteration, rescission, or replacement of this Article or any provision hereof shall be effective as to a Covered Person with respect to any action taken or omitted by such Covered Person in such Covered

Person’s Corporate Status or with respect to any state of facts then or previously existing or any proceeding previously or thereafter brought or threatened based in whole or to the extent based in part upon any such state of facts existing prior to such amendment, alteration, rescission, or replacement.

Section 12. Insurance. The Corporation may maintain, at its expense, an insurance policy or policies to protect itself and any Covered Person, Officer, employee, or agent of the Corporation or another enterprise against liability arising out of this Article or otherwise, whether or not the Corporation would have the power to indemnify any such person against such liability under the Massachusetts Business Corporation Act.

Section 13. No Duplicative Payment. The Corporation shall not be liable under this Article to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that a Covered Person has otherwise actually received such payment under any insurance policy, contract, agreement, or otherwise.

Section 14. Expenses of Adjudication. In the event that any Covered Person seeks a judicial adjudication, or an award in arbitration, to enforce such Covered Person’s rights under, or to recover damages for breach of, this Article, such Covered Person shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the types described in the definition of Expenses in Section 1 of this Article) actually and reasonably incurred by such Covered Person in seeking such adjudication or arbitration, but only if such Covered Person prevails therein. If it shall be determined in such adjudication or arbitration that the Covered Person is entitled to receive part but not all of the indemnification of expenses sought, the expenses incurred by such Covered Person in connection with such adjudication or arbitration shall be appropriately prorated.

Section 15. Severability. If any provision or provisions of this Article shall be held to be invalid, illegal, or unenforceable for any reason whatsoever:

(a) the validity, legality, and enforceability of the remaining provisions of this Article (including without limitation, each portion of any Section of this Article containing any such provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and

(b) to the fullest extent possible, the provisions of this Article (including, without limitation, each portion of any Section of this Article containing any such provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

ARTICLE XII

Amendments

Unless the Articles of Organization of the Corporation provide otherwise, these By-Laws may at any time be amended by vote of the stockholders, provided that notice of the substance of the proposed amendment is stated in the notice of the meeting. If authorized by the Articles of Organization, the Directors may also make, amend, or repeal these By-Laws in whole or in part, except with respect to any provision thereof which by law, the Articles of Organization, or these By-Laws requires action by the stockholders. If the Directors make, amend, or repeal any By-Law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-Laws not later than the time of giving notice of the next stockholders’ meeting. Any By-Law adopted by the Directors may be amended or repealed by the requisite vote of the stockholders.

ARTICLE XIII

Control Share Acquisitions

The provisions of Chapter 110D of the Massachusetts General Laws relating to the regulation of control share acquisitions shall not apply to “control share acquisitions” of shares of capital stock of the Corporation as such are defined in Chapter 110D of the Massachusetts General Laws.

ARTICLE XIV

Business Combinations With Interested Shareholders

The Corporation shall not be governed by the provisions of Chapter 110F of the Massachusetts General Laws, an act relating to business combinations with interested stockholders.